Exhibit 10.20

Redactions with respect to certain portions hereof denoted with

“***”

January 1, 2016

Confidential Foodservice Proposal

For

BT CONCEPTS, LLC

I.	Master Distribution

A.	The elements of this program are intended to become a master distribution agreement between BT CONCEPTS, LLC and Ben E. Keith Foods Oklahoma. Ben E. Keith Foods Oklahoma is pleased to have the opportunity to submit this comprehensive foodservice proposal to BT CONCEPTS, LLC. This agreement is in consideration for Ben E. Keith Foods as “Primary” supplier in status (95% of foodservice annual purchases) and will serve to strengthen this partnership and continue the growth for both companies.

II.	Product Categories

A.	Product categories included in this program are as follows; dry groceries, refrigerated & dairy, seafood, cheese, block cheese, frozen, boxed beef, other meats, poultry, paper, disposables, janitorial & chemical and produce.

III.	Service

A.	Ben E. Keith Foods will deliver to BT CONCEPTS, LLC two (2) times per week. Days and times to be mutually agreed upon by BT CONCEPTS, LLC and Ben E. Keith Foods Oklahoma.

IV.	Ordering Procedures

A.	BT CONCEPTS, LLC will place their orders utilizing KeithNet, the Ben E. Keith Foods web based order entry system. Our order cut-off times will be 2 p.m. Monday through Friday and at 12 noon on Sundays. (No orders can be transmitted on Saturdays).

B.	In the event of an out of stock situation, your Ben E. Keith Foods representative will call the location and a mutual determination will be made to find an acceptable substitution. Any accepted substitute will be sold at the agreed upon margin percentage as outlined in this agreement.

V.	Pricing Policies and Structures

A.	Cost is defined as invoice cost plus applicable freight less manufacturer’s deviation as reflected on the manufacturer’s invoice and designated for the end user. Cost is not reduced by cash discounts, performance based incentives or marketing fees for services provided by Ben E. Keith Foods from our suppliers. Cost for freight arranged by Ben E. Keith Foods will not exceed the rates established by nationally recognized common carriers or Manufactures freight allowances.

B.	Pricing will be calculated weekly.

C.	Pricing will be based off Ben E. Keith Foods invoice price plus applicable freight and margin.

D.	Proprietary items will be stocked provided they meet the following criteria; manufacturer must have and maintain a minimum of $2M per incident indemnity insurance, the item must move a minimum of 5 cases per week and/or twelve turns per year and a stocking request must be signed by BT CONCEPTS, LLC before the product will be brought into stock. In the event one proprietary item is replacing another, the inventory must be depleted on the existing item before moving to the replacement item.

VI.	Contract pricing

All items sold to BT CONCEPTS, LLC will be set up on an *** Margin based on BT CONCEPTS, LLC exceeding a *** average order size. Ben E. Keith will true up quarterly to a *** Margin Guaranteed plus addition rebates based on the following Average Order Sizes. (Split Cases will have a *** up charge)

Average Order Size	Guaranteed Margin
*** to *** (Guaranteed)	***
*** to ***	***
*** up	***

Case Splits: ***

Remington Park Contract Pricing: Bricktown Brewery & Henny Hudson’s

*** Markup

Growth Incentive: New Restaurant’s openings will receive an additional ***% paid quarterly for ***.

VII.	Audit Guidelines

Audit privileges will be made available to BT CONCEPTS, LLC within the following parameters:

1.	BT CONCEPTS, LLC may audit two times per year.

2.	The number of items shall be limited to no more than 25 line items per audit.

3.	Ben E. Keith will receive notification at least 21 days in advance.

4.	Verification will be limited to items purchases within the prior 3 months.

5.	Ben E. Keith will provide manufacturer’s invoices and, where applicable, freight invoices.

6.	All audits must be done at Ben E. Keith and none of the information, or copies thereof, provided for the audit will leave the Ben E. Keith premises

Reimbursement of any and all overcharges identified during the audit process will be handled expeditiously.

VIII.	Returns and Credits

Refer to the Ben E. Keith Policy and Procedure Manual.

IX.	Payment Terms

A.	Upon completion and approval of credit information, BT CONCEPTS, LLC payment terms will be set accordingly.

B.	Credit extension is based on maintaining satisfactory ratings. Should BT CONCEPTS, LLC financial condition change in a materially adverse way over the life of this agreement, Ben E. Keith Foods Oklahoma has the right to modify the provisions of this agreement.

C.	A financial statement will be required on an annual basis.

D.	Ben E. Keith Company reserves the right at any time to suspend, terminate or alter credit availability and terms, in whole or part, when in its opinion the financial condition or business practices of the buyer warrants. In such case, in addition to any other remedies, cash payment or satisfactory security may be required before shipment or delivery. Any failure to pay an invoice when due makes the unpaid amount of all outstanding invoices immediately due and payable irrespective their of terms should Ben E. Keith Company so elect and Ben E. Keith Company may withhold all deliveries until the full amount due under such invoices is settled. Acceptance by Ben E. Keith Company of less than the full payment due shall not be a waiver of any of its rights or remedies and no waiver by either party of any default shall be deemed a waiver of any subsequent default. If the buyer’s sales or projected sales, equals or exceeds $100,000 per month, a financial statement will be required to be submitted and thereafter on annual basis.

X.	Adjustment for changes in the Price of Diesel Fuel

Diesel fuel is a critical cost component that is beyond the control of Ben E. Keith. The fuel adjustment charge would be adjusted quarterly to account for changes +/- in the Retail On-Highway Diesel Price per Gallon for the continental United States as determined by the United States Energy Information Agency or some successor similar government agency.

Fuel pricing will be based on the US Average, as noted on the web site of the United States Energy Information Agency: http

To initiate a change, the US Average Fuel price will be averaged for a quarter and the US average must be outside the noted ranges as listed below.

If Average Retail On-Highway Diesel Price is	Fee Per invoice Adjustment
$***-$*** range	Neutral
For each additional increment of $***/gal over $***	Add additional $*** per invoice
Example	Invoice
$*** to $***	Add $*** per invoice
$*** to $***	Add $*** per invoice

IX.	Term: This agreement shall be reviewed upon completion of three years from the programs start date and may be renewed on an annual basis thereafter.

X.	Termination of Agreement: Should this agreement be terminated for cause by either party, a sixty (60) day written notice is required and BT CONCEPTS, LLC will agree to guarantee the removal of any proprietary merchandise or excess inventory that Ben E. Keith Foods was requested to stock within thirty (30) days of notification of date; at Ben E. Keith Foods cost plus transportation. If the proprietary merchandise is purchased by another distributor, Ben E. Keith will agree to extend the same payment terms to that distributor with the assumption that BT CONCEPTS, LLC will assure payment.

XI.	Perishable Agricultural Commodities Act: The Perishable Agricultural Commodities listed on invoices are sold subject to the statutory trust authorized by section 5 (c) of the Perishable Agricultural Commodities Act, 1930 (7 U.S.C. 499e (c). The seller of these commodities retains a trust claim over these commodities, all inventories of food or other products derived from these commodities and any receivables or proceeds from the sale of these commodities until full payment is received.

XII.	Computer Software: To assist the BT CONCEPTS, LLC with a more efficient ordering system, Ben E. Keith Foods Oklahoma will provide our “Keith Net” on-line direct ordering system.

XIII.	Value-Added Service: Ben E. Keith Foods is proud to offer the following services to all of our customers:

•	KeithNet – a real time internet order entry system

•	WebNow – an invoice retrieval system

•	Kbit – customer reporting system

•	KeithTrans – proof of delivery software – current error ratio is 1 in 10,000 cases

•	Keith E-Z Pay – Automated funds transfer payment system

The Ben E. Keith Commitment

A)	Consistent timely deliveries Monday – Saturday

B)	Safety stock on all key items and a zero tolerance for out of stocks

C)	Choices in products – over 14,600 SKUs and 80% National Brands

D)	Buy-ins on volatile market items at your discretion

E)	Direct contact with Top Management and Purchasing Department Managers

F)	Proactive approach on sourcing of new products

G)	A Team approach to the customer

January 1, 2016

Confidential Foodservice Proposal

For

Enduring Brands

Ben E. Keith Foods Oklahoma assures the highest level of service coupled with uncompromising quality of products. Our pledge is to make this agreement advantageous to both BT CONCEPTS, LLC and Ben E. Keith Foods Oklahoma.

Agreement Date of Program: September 2, 2010

Starting Date of Program: January 1, 2016

Ending Date of Program: December 31, 2019

___________________Date:_______	_________________Date:______
BT CONCEPTS, LLC	Ben E. Keith

*all incentives need to be accrued by CFO prior to start date.

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